UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2018

PQ Group Holdings Inc.

Delaware	001-38221	81-3406833
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Lindenwood Drive Valleybrooke Corporate Center Malvern, Pennsylvania		19355
(Address of principal executive offices)		(Zip Code)

(610) 651-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 19, 2018, PQ Group Holdings Inc. (the “Company” or “PQ”) announced that Paul J. Ferrall, Jr., who has served as Executive Vice President and Group President of Environmental Catalysts and Services since 2016, will lead PQ’s strategic development function, effective April 1, 2018. With Mr. Ferrall’s new assignment, David J. Taylor, who has served as Senior Vice President of Strategic Development since 2017, will become Executive Vice President and Group President of Environmental Catalysts and Services, effective April 1, 2018.

Item 7.01 Regulation FD Disclosure.

On March 19, 2018, the Company issued a press release announcing the foregoing executive leadership changes. A copy of the press release is attached hereto as Exhibit 99.1. The information contained in this Item is being furnished and shall not be deemed “filed” for any purpose, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, regardless of any general incorporation language in any such filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release issued by PQ Group Holdings Inc. dated March 19, 2018

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by PQ Group Holdings Inc. dated March 19, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PQ GROUP HOLDINGS INC.
(Registrant)

Date: March 22, 2018	By	/s/ JOSEPH S. KOSCINSKI
Joseph S. Koscinski
Secretary, Vice President and General Counsel